Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Description of Pro Forma Transactions

Schuff Acquisition

On May 12, 2014, HC2 Holdings, Inc., a Delaware corporation (the “Company” or “HC2”), entered into a stock purchase agreement with SAS Venture LLC, a Delaware limited liability company (the “Seller”), and, for limited purposes only, Scott A. Schuff, pursuant to which the Company agreed to purchase from the Seller an aggregate of 2,500,000 shares of common stock, par value $0.001 per share (the “Shares”), of Schuff International, Inc., a Delaware corporation and leading provider of structural steel fabrication and erection services in the United States (“Schuff”), representing approximately a 60% ownership interest in Schuff (“Schuff Acquisition”). On May 29, 2014, the Company completed the Schuff Acquisition. The purchase price for the Shares was $31.50 per Share, or a total aggregate consideration of $78.75 million. Subsequent to this initial investment, the Company negotiated an agreement to purchase an additional 198,411 shares, which increased the Company’s ownership interest to approximately 65%. In June 2014, Schuff repurchased a portion of its outstanding common stock which had the effect of increasing the Company’s ownership interest to 70%.

Global Marine Acquisition

On September 22, 2014, Global Marine Holdings, LLC (“Marine Holdings”), a subsidiary of the Company, entered into a Sale and Purchase Agreement with Specialty Finance Limited and Bridge Properties (Arena Central) Limited pursuant to which it purchased on such date 97% of the share capital of Bridgehouse Marine Limited (“Bridgehouse Marine”), the parent holding company of Global Marine Systems Limited (“GMSL”) (together with its subsidiaries, “Global Marine”). On September 25, 2014, Marine Holdings purchased the remaining 3% of Bridgehouse Marine’s share capital from an individual Bridgehouse Marine shareholder (together with the initial purchase of the 97% interest in Bridgehouse Marine, the “Global Marine Acquisition”).

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Schuff Acquisition, the Global Marine Acquisition, and the following related transactions: the receipt of cash upon the release of certain escrows, the sale of Primus Telecommunications Inc. (“PTI”), the exercise of warrants previously issued by us, the borrowings under certain credit facilities, the purchase of a partial ownership interest in Novatel Wireless, the issuance of preferred stock, the repayments of credit facilities and the entry into a credit facility by HC2 to finance the Global Marine Acquisition all as more fully described in the accompanying Notes (the “Related Transactions”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the Global Marine Acquisition and Related Transactions as if they had occurred on June 30, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 and Bridgehouse Marine as of June 30, 2014. The unaudited historical balance sheet of Bridgehouse Marine has been translated from GBP to USD using the June 30, 2014 exchange rate of 1.7105.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 give effect to the Schuff Acquisition, the Global Marine Acquisition and Related Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 and Bridgehouse Marine as of and for the year ended December 31, 2013 and Schuff as of and for the year ended December 29, 2013 and the unaudited historical financial statements of HC2 and Bridgehouse Marine as of and for the six months ended June 30, 2014 and Schuff as of and for the six months ended June 29, 2014. The audited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the twelve month period ended December 31, 2013 of 1.5642, while the unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the six month period ended June 30, 2014 of 1.6694.

Each acquisition was accounted for under the acquisition method of accounting. Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 2 to the unaudited pro forma condensed consolidated financial statements, is allocated to the tangible and intangible assets acquired and liabilities assumed in connection with the each acquisition, based on their estimated fair values as of the effective date of the each acquisition. The preliminary allocation of the purchase price was based upon management’s preliminary valuation of the fair value of tangible assets acquired and liabilities assumed and such estimates and assumptions are subject to change.

Certain transactions have occurred subsequent to June 30, 2014 that are not included in the pro forma financial statements, and include the following: the purchase of an approximate 51% interest in American Natural Gas for $15.5 million, additional borrowing under the credit facility used to finance the Global Marine Acquisition and subsequent tender offer of Schuff common stock that increased HC2’s ownership to approximately 89%, the acquisition of a minority interest in NerVve Technologies for $5 million, and the refinance of the credit facility used to finance the Global Marine Acquisition through the issuance of $250 million aggregate principal amount of 11.00% Senior Secured Notes.

The unaudited pro forma condensed consolidated financial statements do not include any adjustments regarding liabilities incurred or cost savings achieved resulting from the integration of the companies, as management is in the process of assessing what, if any, future actions are necessary. The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of HC2 that would have been reported had the acquisitions been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the historical audited and unaudited consolidated financial statements and related notes of HC2 and the sections entitled Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in HC2’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 31, 2014, and Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed on August 11, 2014, and (ii) the audited historical financial statements and related notes of Schuff as of December 29, 2013 and for the year then ended and the unaudited historical financial statements of Schuff and related notes as of and for the three-month period ended March 31, 2014, which were previously filed as Exhibit 99.1 and Exhibit 99.2, respectively, to the Company’s Current Report on Form 8-K/A, filed on August 14, 2014 and (iii) the audited historical financial statements and related notes of Bridgehouse Marine as of December 31, 2013 and for the year then ended, which are attached as Exhibit 99.1 to this Current Report on Form 8-K/A.

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2014

(in thousands)

			Pro Forma Adjustments
	HC2 Holdings, Inc. June 30, 2014	Bridgehouse Marine Limited June 30, 2014	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma June 30, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$40,831	$33,300	$(136,556	)(BM1)	$731	(1)	$94,401
			4,097	(BM3)	1,720	(2)
					(607	)(3)
					4,988	(4)
					17,000	(5)
					(14,412	)(6)
					(68,817	)(7)
					11,000	(8)
					201,126	(9)
Investments—current	757	—					757
Accounts receivable (net of allowance for doubtful accounts receivable)	138,043	38,573	—		—		176,616
Cost and recognized earnings in excess of billings on uncompleted contracts	25,737	—	—		—		25,737
Inventory	16,990	12,550	—		—		29,540
Prepaid expenses and other current assets	37,826	38,873	—		(19,491	)(1)	54,207
					(3,001	)(2)
Assets held for sale	9,251	—	—		(5,656	)(3)	3,595

Total current assets	269,435	123,296	(132,459)		124,581		384,853
Restricted cash	—	2,934	—		—		2,934
Property and equipment – net	83,226	117,800	47,205	(BM7)	—		248,231
Goodwill	27,911	—	136,556	(BM1)	—		40,797
			(114,244	)(BM2)
			(3,934	)(BM4)
			(2,908	)(BM5)
			(1,368	)(BM6)
			(47,205	)(BM7)
			(1,382	)(BM8)
			47,371	(BM9)
Other intangible assets – net	4,615	—	3,934	(BM4)	—		12,825
			2,908	(BM5)
			1,368	(BM6)
Investment—long-term	—	77,005	(47,371	)(BM9)	14,412	(6)	44,046
Other assets	6,568	7,636	—		(394	)(7)	19,709
					5,899	(9)

Total assets	$391,755	$328,671	$(111,529)		$144,498		$753,395

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$51,247	$14,245	$—		$—		$65,492
Accrued interconnection costs	9,815	—	—		—		9,815
Accrued payroll and employee benefits	13,366	—	—		—		13,366
Accrued expenses and other current liabilities	17,715	15,646	(1,382	)(BM8)	(3,000	)(3)	28,979
Billings in excess of costs and recognized earnings on uncompleted contracts	58,218	29,292	—		—		87,510
Accrued income taxes	—	1,259	—		—		1,259
Accrued interest	712	—	—		(638	)(7)	74
Current portion of long-term obligations	36,781	3,690	—		(18,760	)(1)	15,004
					(1,281	)(2)
					(4,988	)(4)
					17,000	(5)
					(438	)(7)
					(17,000	)(7)
Liabilities held for sale	4,259	—	—		(4,259	)(3)	—

Total current liabilities	192,113	64,132	(1,382)		(33,364)		221,499

Long-term obligations	49,170	86,546	—		(44,847	)(7)	297,894
					207,025	(9)
Pension liability	—	49,967	—		—		49,967
Deferred tax liability	7,799	1,037	—		—		8,836
Other liabilities	1,028	1,240	—		—		2,268

Total liabilities	250,110	202,922	(1,382)		128,814		580,464
Commitments and contingencies
Temporary equity
Preferred stock	29,075	—	—		11,000	(8)	40,075
Stockholders’ equity:
Common stock	21	2,165	(2,165	)(BM2)	—		21
Additional paid-in capital	119,724	—	—		9,976	(4)	129,700
Retained earnings	(38,281)	112,079	(112,079	)(BM2)	996	(3)	(43,573)
					(6,288	)(7)
Treasury stock, at cost	(378)	—	—		—		(378)
Accumulated other comprehensive loss	(14,188)	—	—		—		(14,188)

Total HC2 Holdings, Inc. stockholders’ equity before noncontrolling interest	66,898	114,244	(114,244)		4,684		71,582

Noncontrolling interest	45,672	11,505	4,097	(BM3)			61,274

Total permanent equity	112,570	125,749	(110,147)		4,684		132,856

Total liabilities and stockholders’ equity	$391,755	$328,671	$(111,529)		$144,498		$753,395

See notes to unaudited pro forma condensed consolidated financial statements

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2014

(in thousands, except per share amounts)

				Pro Forma Adjustments
	HC2 Holdings, Inc. Six Months Ended June 30, 2014	Schuff International, Inc. Five Months Ended May 26, 2014	Bridgehouse Marine Limited Six Months Ended June 30, 2014	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2014
Net revenue	$139,940	$177,823	$88,029	$—	(BM11)	$—		$—		$405,792
Operating expenses
Cost of revenue	123,967	149,226	62,718	—		—		—		335,911
Selling, general and administrative	20,236	14,385	5,684	—		—		—		40,305
Depreciation and amortization	554	3,086	4,689	3,174	(BM10)	(298	)(S1)	—		11,205
(Gain) loss on sale or disposal of assets	367	208	—	—		—		—		575
Asset impairment expense	—	—	—	—		—		—		—

Total operating expenses	145,124	166,905	73,091	3,174		(298)		—		387,996

Income (loss) from operations	(5,184)	10,918	14,938	(3,174)		298		—		17,796
Interest expense	(1,013)	(1,033)	(2,379)	—		—		(10,165	)(10)	(14,590)
Amortization of debt discount	(576)	—	—	—		—		—		(576)
Loss on early extinguishment or restructuring of debt	—	—	—	—		—		—		—
Gain from contingent value rights valuation	—	—	—	—		—		—		—
Interest income and other income (expense), net	1,616	(37)	1,806	—		—		—		3,385
Foreign currency transaction gain (loss)	403	—	2,102	—		—		—		2,505

Income from continuing operations before income taxes and income (loss) from equity investees	(4,754)	9,848	16,467	(3,174)		298		(10,165)		8,520
Income (loss) from equity investees	—	—	2,848	—		—		—		2,848
Income tax benefit (expense)	(1,955)	(3,619)	(740)	—		—		—		(6,314)

Income (loss) from continuing operations	(6,709)	6,229	18,575	(3,174)		298		(10,165)		5,054
Less: Net (income) loss attributable to the noncontrolling interest	(1,059)	(58)	(1,471)	(418	)(BM12)	(2,588	)(S2)			(5,594)

Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(7,768)	$6,171	$17,104	$(3,592)		$(2,290)		$(10,165)		$(540)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.50)									$(0.03)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(0.50)									$(0.03)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	15,780									15,780

Diluted	15,780									15,780

See notes to unaudited pro forma condensed consolidated financial statements

HC2 HOLDINGS, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands, except per share amounts)

				Pro Forma Adjustments
	HC2 Holdings, Inc. Year Ended December 31, 2013	Schuff International, Inc. Year Ended December 31, 2013	Bridgehouse Marine Limited Year Ended December 31, 2013	Bridgehouse Marine Limited Purchase Price Accounting Adjustments		Schuff International, Inc. Purchase Price Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma Year Ended December 31, 2013
Net revenue	$230,686	$416,142	$154,862	$(1,264	)(BM11)	$—		$—		$800,426
Operating expenses
Cost of revenue	220,315	355,951	112,486	—		—		—		688,752
Selling, general and administrative	34,692	32,275	9,825	—		—		—		76,792
Depreciation and amortization	12,032	8,252	11,830	5,946	(BM10)	1,420	(S1)	—		39,480
(Gain) loss on sale or disposal of assets	(8)	28	(63)	—		—		—		(43)
Asset impairment expense	2,791	—	—	—		—		—		2,791

Total operating expenses	269,822	396,506	134,078	5,946		1,420		—		807,772

Income (loss) from operations	(39,136)	19,636	20,784	(7,210)		(1,420)		—		(7,346)
Interest expense	(8)	(3,669)	(7,463)	—		—		(20,330	)(10)	(31,470)
Amortization of debt discount	—	—	—	—		—		—		—
Loss on early extinguishment or restructuring of debt	—	(1,426)	—	—		—		—		(1,426)
Gain from contingent value rights valuation	14,904	—	—	—		—		—		14,904
Interest income and other income (expense), net	(226)	729	1,866	—		—		—		2,369
Foreign currency transaction gain (loss)	(588)	—	1,552	—		—		—		964

Income from continuing operations before income taxes and income (loss) from equity investees	(25,054)	15,270	16,739	(7,210)		(1,420)		(20,330)		(22,005)
Income (loss) from equity investees	—	—	4,377	—		—		—		4,377
Income tax benefit (expense)	7,442	(2,650)	(16)	—		—		—		4,776

Income (loss) from continuing operations	(17,612)	12,620	21,100	(7,210)		(1,420)		(20,330)		(12,852)
Less: Net (income) loss attributable to the noncontrolling interest	—	88	(1,402)	(375	)(BM12)	(4,515	)(S2)	—		(6,204)

Income (loss) from continuing operations attributable to HC2 Holdings, Inc.	$(17,612)	$12,708	$19,698	$(7,585)		$(5,935)		$(20,330)		$(19,056)

BASIC INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.25)									$(1.36)

DILUTED INCOME (LOSS) PER COMMON SHARE:
Loss from continuing operations attributable to HC2 Holdings, Inc.	$(1.25)									$(1.36)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	14,047									14,047

Diluted	14,047									14,047

See notes to unaudited pro forma condensed consolidated financial statements

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The unaudited pro forma condensed consolidated financial statements have been prepared by HC2 Holdings, Inc. (“HC2” or the “Company”) pursuant to the rules and regulations of the Securities and Exchange Commission for the purposes of inclusion in HC2’s amended Form 8-K prepared and filed in connection with the Global Marine Acquisition.

Certain information and certain disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading.

The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the Schuff Acquisition, the Global Marine Acquisition, and the following related transactions: the receipt of cash upon the release of certain escrows, the sale of PTI, the exercise of warrants previously issued by us, the borrowings under certain credit facilities, the purchase of a partial ownership interest in Novatel Wireless, the issuance of preferred stock, the repayments of credit facilities and the entry into a credit facility by HC2 to finance the Global Marine Acquisition all as more fully described in the accompanying Notes (the “Related Transactions”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2014 gives effect to the Global Marine Acquisition and Related Transactions as if they had occurred on June 30, 2014. The unaudited pro forma condensed consolidated balance sheet is derived from the unaudited historical financial statements of HC2 and Bridgehouse Marine as of June 30, 2014. The unaudited historical balance sheet of Bridgehouse Marine has been translated from GBP to USD using the June 30, 2014 exchange rate of 1.7105.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2013 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2014 give effect to the Schuff Acquisition, the Global Marine Acquisition and Related Transactions as if they had occurred on January 1, 2013. The unaudited pro forma condensed consolidated statement of operations is derived from the audited historical financial statements of HC2 and Bridgehouse Marine as of and for the year ended December 31, 2013 and Schuff as of and for the year ended December 29, 2013 and the unaudited historical financial statements of HC2 and Bridgehouse Marine as of and for the six months ended June 30, 2014 and Schuff as of and for the six months ended June 29, 2014. The audited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the twelve month period ended December 31, 2013 of 1.5642, while the unaudited historical statement of operations of Bridgehouse Marine has been translated from GBP to USD using the average exchange rate for the six month period ended June 30, 2014 of 1.6694.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to be indicative of the Company’s consolidated financial position or consolidated results of operations which would actually have been obtained had such transactions been completed as of the date or for the periods presented, or of the consolidated financial position or consolidated results of operations that may be obtained in the future.

Note 2. Preliminary Purchase Price Allocation

Schuff Acquisition

On May 29, 2014, HC2 completed the Schuff Acquisition. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Schuff Acquisition, which was accounted for under the acquisition method of accounting. Schuff and its family of steel companies is the largest steel fabrication and erection company in the United States. The 37-year-old company executes projects throughout the United States as well as internationally. Schuff offers integrated steel construction services from a single source including design-build, design-assist, engineering, BIM participation, 3D steel modeling/detailing, fabrication, advanced field erection, project management, and single-source steel management systems. The aggregate amount of the consideration paid by HC2 upon the completion of the Schuff Acquisition was $78.75 million in cash, calculated as the purchase of 2,500,000 shares of Schuff at $31.50 per share.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Schuff’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of May 29, 2014, the effective date of the Schuff Acquisition.

Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$(627)
Investments	1,714
Accounts receivable	130,622
Costs and recognized earnings in excess of billings on uncompleted contracts	27,126
Prepaid expenses and other current assets	3,079
Inventories	14,487
Property and equipment, net	85,662
Goodwill	24,612
Trade names	4,478
Other assets	2,947

Total assets acquired	294,100
Accounts payable	37,621
Accrued payroll and employee benefits	11,668
Accrued expenses and other current liabilities	12,532
Billings in excess of costs and recognized earnings on uncompleted contracts	65,985
Accrued income taxes	1,202
Accrued interest	76
Current portion of long-term debt	15,460
Long-term debt	4,375
Deferred tax liability	7,815
Other liabilities	604
Noncontrolling interest	4,365

Total liabilities assumed	161,703

Enterprise value	132,397
Less: fair value of noncontrolling interest	53,647

Purchase price attributable to controlling interest	$78,750

Prior to the end of the measurement period for finalizing the purchase price allocation, if information becomes available which would indicate material adjustments are required to the purchase price allocation, such adjustments will be included in the purchase price allocation retrospectively.

Of the total estimated purchase price, $4.5 million has been allocated to definite-lived intangible assets acquired and consist of the value assigned to Schuff’s trade name. The definite-lived intangible assets will be amortized over their respective useful lives. The trade name definite-lived intangible asset will be amortized on a straight-line basis over the assigned useful lives of fifteen years. The amortization expense associated with these definite-lived intangible assets is not deductible for tax purposes.

The definite-lived intangible assets acquired will result in approximately the following annual amortization expense (in thousands):

2014	298
2015	298
2016	298
2017	299
2018	299
Thereafter	2,986

$4,478

Of the total estimated purchase price, approximately $24.6 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible liabilities assumed and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

Global Marine Acquisition

On September 22, 2014, HC2 completed the Global Marine Acquisition. The unaudited pro forma consolidated financial statements have been prepared to give effect to the completed Global Marine Acquisition, which was accounted for under the acquisition method of accounting. GMSL is a leading provider of engineering and underwater services on submarine cables. The purchase price reflects an enterprise value of approximately $260 million, including assumed indebtedness.

Under the acquisition method of accounting, the total estimated purchase price is allocated to GMSL’s net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of September 22, 2014, the effective date of the Global Marine Acquisition.

Based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed, which are based on estimates and assumptions that are subject to change, and other factors as described in the introduction to these unaudited pro forma consolidated financial statements, the preliminary estimated purchase price is allocated as follows (in thousands):

Cash and cash equivalents	$33,300
Accounts receivable	38,573
Prepaid expenses and other current assets	38,873
Inventories	12,550
Restricted cash	2,934
Property and equipment, net	165,005
Goodwill	12,886
Trade names	2,908
Customer contracts	3,934
Developed technology	1,368
Investments	29,634
Other assets	7,636

Total assets acquired	349,601
Accounts payable	14,245
Accrued expenses and other current liabilities	14,264
Billings in excess of costs and recognized earnings on uncompleted contracts	29,292
Accrued income taxes	1,259
Current portion of long-term debt	3,690
Long-term debt	86,546
Pension liability	49,967
Deferred tax liability	1,037
Other liabilities	1,240
Noncontrolling interest	11,505

Total liabilities assumed	213,045

Net enterprise value	136,556
Less: fair value of noncontrolling interest	4,097

Purchase price attributable to controlling interest	$132,459

Based on the preliminary results of the valuation, we have allocated $8.2 million of the purchase price to acquired intangible assets. The amortization expense associated with the definite-lived intangible assets is not deductible for tax purposes. The following table summarizes the major classes of acquired intangible assets, as well as the respective weighted-average amortization periods:

		Weighted-Average
		Amortization
	Amount	Period
	(in thousands)	(years)
Trade name	2,908	15
Customer contracts	3,934	4
Developed technology	1,368	8

Total	$8,210

The definite-lived intangible assets acquired will result in approximately the following annual amortization expense:

2014	891
2015	1,782
2016	1,184
2017	585
2018	585
Thereafter	3,183

$8,210

Of the total estimated purchase price, approximately $12.9 million has been allocated to goodwill and is not deductible for tax purposes. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible liabilities assumed and intangible assets acquired. Goodwill will not be amortized but instead will be tested for impairment at least annually (more frequently if indicators of impairment arise). In the event that management determines that the goodwill has become impaired, the Company will incur an accounting charge for the amount of the impairment during the fiscal quarter in which the determination is made.

Note 3. Pro Forma Adjustments

Schuff (“S”) Purchase Price Accounting Adjustments

Pro forma adjustments are made to reflect the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets and the adjustment to net income (loss) for the noncontrolling interest.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(S1)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Schuff’s property and equipment and the amortization of intangible assets arising from the Schuff Acquisition.

(S2)	To reflect the noncontrolling interest income adjustment for the 40% of net income (loss) not attributable to HC2’s ownership of Schuff.

Bridgehouse Marine (“BM”) Purchase Price Accounting Adjustments

Pro forma adjustments are made to reflect the purchase price of Bridgehouse Marine, the net borrowings under a credit agreement , repayments of a credit agreement, adjustments of Bridgehouse Marine’s net assets and liabilities to estimates of the fair values of those assets and liabilities, the recording of intangible assets, the noncontrolling interest, the adjustment to depreciation expense resulting from the increase in net book value of property and equipment, the amortization expense related to the intangible assets and the adjustment to net income (loss) for the noncontrolling interest.

The specific purchase price accounting adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

(BM1)	To reflect the acquisition of approximately 100% of the outstanding common stock of Bridgehouse Marine.

(BM2)	To eliminate Bridgehouse Marine’s common stock and retained earnings, in connection with the Global Marine Acquisition.

(BM3)	To record the noncontrolling interest portion of approximately 3% of Bridgehouse Marine’s net assets.

(BM4)	To reflect the estimated fair value of customer contracts of $3.9 million acquired with the purchase of Bridgehouse Marine.

(BM5)	To reflect the estimated fair value of the trade name of $2.9 million acquired with the purchase of Bridgehouse Marine.

(BM6)	To reflect the estimated fair value of developed technology of $1.4 million acquired with the purchase of Bridgehouse Marine.

(BM7)	To record the estimated adjustment of Bridgehouse Marine’s property and equipment’s net book value to fair value of $47.2 million in connection with the purchase of Bridgehouse Marine.

(BM8)	To record the adjustment to Bridgehouse Marine’s deferred revenue on installation and maintenance agreements.

(BM9)	To record the estimated adjustment to Bridgehouse Marine’s investments.

(BM10)	To reflect the adjustment to depreciation expense resulting from adjustment of net book value to fair value of Bridgehouse Marine’s property and equipment and the amortization of intangible assets arising from the acquisition of Bridgehouse Marine.

(BM11)	To reflect the adjustment to installation and maintenance revenue.

(BM12)	To reflect the noncontrolling interest income adjustment for the approximate 3% of net income (loss) not attributable to HC2’s ownership of Bridgehouse Marine.

Other Pro Forma Adjustments

Pro forma adjustments are made to reflect the release of certain escrows, the sale of Primus Telecommunications, Inc., the exercise of warrants, the borrowings under a $17 million credit facility entered into in September 2014 (the “September Credit Facility”), the purchase of a partial ownership interest in Novatel, the issuance of $11 million of preferred stock, repayments of the balance of an $80 million credit facility entered into in May 2014 (the “May Credit Facility”) and repayment of the September Credit Facility.

The specific pro forma adjustments included in the unaudited pro forma consolidated financial statements are as follows:

(1)	To reflect the release of the BlackIron Data indemnification escrow and paydown of the May Credit Facility, with the net to cash.

(2)	To reflect the release of the PTI closing escrow and paydown of the May Credit Facility, with the net to cash.

(3)	To reflect the sale of PTI by removing the held for sale assets and liabilities, reversing the deferred gain recognized initially in conjunction with the closing escrow and recording gain on sale.

(4)	To reflect the collection of proceeds associated with the exercise of HC2 warrants and paydown of May Credit Facility.

(5)	To reflect the borrowings received from the September Credit Facility.

(6)	To reflect the purchase of an approximate 20% ownership interest in Novatel.

(7)	To reflect the payoff of the remaining balances on the May Credit Facility ($50.6 million) and September Credit Facility ($17 million). Also included is the write off of deferred financing costs and original issue discount to net income (loss); and accrued interest.

(8)	To reflect the proceeds received from the issuance of 11,000 shares of HC2’s Series A-1 Convertible Participating Preferred Stock at $1,000 per share.

(9)	To reflect the net borrowings received from the Bridge Loan. The amount of the credit facility was $250.0 million, with an initial draw of $214.0 million, which includes a discount of $7.0 million and deferred financing costs of $5.9 million.

(10)	To reflect the interest expense on the initial draw on the Bridge Loan at 9.5% per annum.

Note 4. Pro Forma Net Loss Per Common Share

The pro forma basic and diluted net loss per common share is based on the weighted average number of common shares of HC2’s common stock outstanding during the period. The diluted weighted average number of common shares includes outstanding stock options, restricted stock units and warrants as a result of the results of operations being income from continuing operations.